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                                                                      Exhibit 3b

                                     BY-LAWS

                              VERIZON DELAWARE INC.

                          (as amended August 12, 2002)

                                    ARTICLE I

                             STOCKHOLDERS' MEETINGS

          Section 1-a Place of Meetings. All meetings of the stockholders shall be held at the registered office of the corporation or at such other place, within or without the State of Delaware, as the Board of Directors or stockholders may from time to time determine.

          Section 1-b Annual Meeting. An annual meeting of the stockholders shall be held in April of every year on a business day and at an hour to be fixed by the President and set forth in the notice of the meeting, for the election of Directors and the transaction of such other business as may properly be brought before the meeting.

          Section 1-c Special Meetings. Special meetings of the stockholders may be called at any time by the Board of Directors, the President, or the holder or holders of not less than one-fifth of all the shares of the corporation outstanding and entitled to vote at the particular meeting.

          Section 1-d Notice of Meetings. Written notice of every meeting of the stockholders shall be given by or at the direction of the person or persons authorized to call the meeting, to each stockholder of record entitled to vote at the meeting, not less than ten (10) nor more than sixty (60) days prior to the date named for the meeting, unless a greater period of notice is required by law in a particular case, by delivery of or by mailing such notice to each stockholder addressed to such stockholder at such stockholder's address appearing on the books of the corporation for the purpose of notice. Such notice shall specify the place, day and hour of the meeting, and shall state the nature of the business to be transacted if, and to the extent, required by law.

          Section 1-e Quorum. The presence, in person or by proxy, of the stockholders entitled to cast at least a majority of the votes which all stockholders are entitled to cast shall constitute a quorum at any meeting of the stockholders for the election of Directors or for the transaction of other business, except as otherwise provided by statute or in the Certificate of Incorporation.

          Section 1-f Stockholders Entitled to Vote. Except as may be otherwise provided by law or in the Certificate of Incorporation, every stockholder shall have the right at every stockholders' meeting to cast one vote, either in person or by proxy, for every share having voting power standing in his or her name on the books of the corporation.

          Section 1-g Voting. When a quorum exists at any meeting and unless otherwise provided by law or in the Certificate of Incorporation, the acts of the stockholders present, in person or by proxy, entitled to cast at least a majority of the votes which all stockholders present are entitled to cast shall be the acts of the stockholders, except that Directors shall be elected by a plurality of such votes.

          Section 1-h  Informal Action.  Except as may be otherwise provided in

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the Certificate of Incorporation, any action which could be taken at a meeting of the stockholders may be taken without a meeting, if a consent in writing, setting forth the action so taken, is signed by all of the stockholders who would be entitled to vote at a meeting for such purpose and is filed with the Secretary of the corporation.

                                   ARTICLE II

                                    DIRECTORS

          Section 2-a Number and Term of Office. The business and affairs of the corporation shall be managed by or under the direction of the Board of Directors. The Board of Directors shall consist of not less than one (1) nor more than ten (10) Directors. Directors shall be natural persons of full age. At each annual meeting the directors shall be elected by the stockholders to serve until their respective successors shall be elected and shall qualify or until his or her earlier death, resignation or removal.

          Section 2-b Place of Meetings. The meetings of the Board of Directors may be held at such place, within or without the State of Delaware, as a majority of the Directors may, from time to time, by resolution prescribe, or as may be designated in the notice or waiver of notice of a particular meeting. In the absence of specification, such meetings shall be held at the registered office of the corporation.

          Section 2-c Time of Meetings. The first meeting of each newly elected Board of Directors shall be the regularly scheduled meeting of the Board of Directors next following the annual meeting of the stockholders, unless otherwise provided in the notice of the meeting. Such meeting shall be for the purpose of organization, the election of officers and the transaction of other business.

          Regular meetings of the Board of Directors may be held at such times as the Board of Directors may by resolution determine. Unless otherwise specified by resolution of the Board of Directors, if any day fixed for a regular meeting shall be a legal holiday, then the meeting shall be held at the same hour and place on the immediately preceding business day which is not a legal holiday.

          Special meetings of the Board of Directors may be called at any time by the President, and shall be called upon the written request of any two or more Directors delivered to the Secretary. Upon receipt of such request it shall be the duty of the Secretary promptly to issue the call for such meeting.

          Section 2-d Notice of Meetings. Written notice of every meeting of the Board of Directors shall be given personally or by mailing the same at least forty-eight (48) hours before the time named for such meeting, except that notice of a special meeting of the Board of Directors may instead be given by telegraphing or telephoning the same, at least twenty-four (24) hours before the time named for such meeting. Such notice shall specify the place, day and hour of the meeting, and shall also state the nature of the business to be transacted at a special meeting or if otherwise required by law.

          Section 2-e Quorum. At all meetings of the Board of Directors, a majority of the Directors in office shall constitute a quorum for the transaction of business, and the acts of a majority of the Directors present at a meeting at which a quorum is present shall be the acts of the Board of Directors, except as may otherwise be specifically provided by statute.

          Section 2-f Vacancies. Vacancies in the Board of Directors, whether or not caused by an increase in the number of Directors, may be filled by a majority of the remaining members of the Board though less than a quorum, and each person so elected shall be a Director until his successor is elected and

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qualified or until his or her earlier death, resignation or removal. Any
Director may resign at any time upon written notice to the corporation.

          Section 2-g  Removal of Directors.  Any Director, or the entire
Board, may be removed with or without cause by vote of the holders of a majority of the shares then entitled to vote at an election of Directors.

          Section 2-h General Powers. The Board of Directors may exercise all such powers of the corporation and do all such lawful acts and things as are not by statute, or by the Certificate of Incorporation, directed or required to be exercised and done by the stockholders. The Board of Directors may adopt and enforce such rules and regulations, not inconsistent herewith, as they may deem necessary for the conduct of the corporation's business; the Board of Directors may, from time to time, designate one of its members to serve as Chairman, with such duties as the Board of Directors shall specify. The Chairman or, if the position is vacant, the President, shall preside at all Board Meetings.

          Section 2-i Board Committees. The Board of Directors may, by resolution adopted by a majority of the whole Board of Directors, designate an Executive Committee, which shall consist of two or more Directors and the Board of Directors may, by resolution adopted by a majority of the whole Board of Directors, designate from time to time such other committees consisting of two or more Directors, as it shall deem necessary or appropriate, each to have such powers, in addition to those set forth in these By-Laws, as the Board of Directors by resolution shall authorize. Vacancies in the membership of any Committee shall be filled by the Board of Directors of a regular or special meeting of the Board of Directors. The Board of Directors may designate one or more Directors as alternate members of the Executive or other Committee (to serve in the order named if more than one) who may replace any absent or disqualified member at any meeting of such Committee. If the Board has not made such designation, or if none of the alternate members designated is available, in the absence or disqualification of any member of the Executive or other Committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not the member or members constitute a quorum, may unanimously appoint another Director to act at the meeting in the place of any such absent or disqualified member. The Executive or other Committee shall keep regular minutes of its proceedings and shall report actions taken by it to the next meeting of the Board of Directors.

          Section 2-j Specific Powers of Executive and other Committees. The President, if a Director, shall be a member of the Executive Committee. Except as prohibited by law or granted to another Committee by resolution of the Board of Directors, the Executive Committee shall have and exercise all the powers of the Board of Directors provided that neither the Executive nor any other Committee shall have the power to adopt, amend or repeal the By-Laws of the corporation or to elect Directors. At any meeting of a Committee a majority of such Committee shall constitute a quorum. Each committee may fix the time and place of its regular meetings, and after such time and place shall have been fixed no notice of such regular meeting shall be necessary. Special meetings of the Executive Committee may be called by the President whenever he or she shall think proper, and the President shall call such meetings whenever requested, in writing, by any two members of the Executive Committee. Special Meetings of other Committees may be called by the respective chairmen. Notice of the time and place of every special meeting of a Committee shall be given by the Secretary to each member of the Committee in the manner prescribed in Section 2-d for special meetings of the whole Board of Directors.

          Section 2-k Informal Action. Any action which could be taken at a meeting of the Board or the Executive or other Board Committee, may be taken without a meeting, if consent in writing setting forth the action so taken is signed by all of the Directors or the members of the Executive or other Committee, as the case may be, and is filed by the Secretary of the corporation with the minutes of the proceedings of the Board of Directors or the appropriate Committee.

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          Section 2-l  Emergency Authority.  The Board of Directors may adopt emergency succession rules which make advance provision for the continuity and authority of the corporation's management in the event of a major catastrophe, such as a nuclear attack, or other disaster resulting in the loss or unavailability of officers of the corporation, and in the event of such a major catastrophe or disaster, the terms of any such rules shall have the same effect as if included in these By-Laws and shall supersede the terms of these By-Laws and any resolutions of the Board of Directors, to the extent that they may be inconsistent therewith, until the Board of Directors can be convened pursuant to such rules.

          Section 2-m Telecommunications. One or more Directors may participate in a meeting of the Board of Directors or a Committee thereof, by means of conference telephone or similar communication equipment by means of which all persons participating in the meeting can hear each other. Participation in a meeting pursuant to this Section shall constitute presence in person at such meeting.

                                   ARTICLE III

                                    OFFICERS

          Section 3-a Number, Qualifications and Designation. The officers of the corporation shall be (i) one or more of any of the following: a chairman or a vice-chairman of the board or a president or a vice president (or such other officer as may be duly authorized to exercise the duties, respectively, ordinarily exercised by the president or vice president), (ii) a secretary,
(iii) a treasurer, and (iv) such other officers as may from time to time be elected by the board of directors or appointed in accordance with the provisions of Section 3-c hereof. One person may hold more than one office. Officers may be, but need not be, directors or shareholders of the corporation.

          Section 3-b Election and Term of Office. The officers of the corporation, except subordinate officers appointed by delegated authority pursuant to Section 3-c hereof, shall be elected by the Board of Directors for such terms as may be specified by the Board of Directors, and each such officer shall hold such office until such officer's successor shall have been elected and qualified, or until such officer's earlier death, resignation or removal. The Board of Directors shall designate a principal financial officer and a principal accounting officer. Any officer may resign at any time up on written notice to the corporation and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective. If the office of an officer elected by the Board of Directors becomes vacant for any reason, the vacancy may be filled by the President on an interim basis until the next meeting of the Board of Directors, at which time the position shall be filled by the Board of Directors.

          Section 3-c Subordinate officers, Employees and Agents. The Board of Directors may from time to time appoint such subordinate officers, employees or agents (who may also be officers or employees of an affiliated company) as it deems necessary, who shall hold such position for such terms and shall exercise such powers and perform such duties as are provided in these By-Laws, or as the Board of Directors may from time to time determine. The Board of Directors may delegate to any officer or Committee of the Board of Directors the power to appoint or remove subordinate officers and to retain, appoint or remove employees or other agents, and to prescribe the authority and duties, not inconsistent with these By-Laws, of such subordinate officers, employees or other agents. In the absence of any such specific delegation, the President shall have the authority to appoint subordinate officers, employees or agents. The President shall have the authority to approve giving one or more subordinate officers the title of Vice President, if deemed appropriate under the circumstances.

          Section 3-d  Removal of Officers, Agents or Employees.  Any officer,

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subordinate officer, agent or employee of the corporation may be removed, or his or her authority revoked, by resolution of the Board of Directors whenever in its judgment the best interests of the corporation will be served thereby. Any subordinate officer, agent or employee likewise may be removed by the President or, subject to the President's supervision, by the person having authority with respect to the appointment of such subordinate officer, agent or employee.

          Section 3-e President. The President shall have such authority and perform such duties as usually appertain to that office in business corporations, and shall perform such other duties as shall from time to time be assigned to him or her by the Board of Directors.

          Section 3-f Secretary. The Secretary, or an Assistant Secretary, shall attend all meetings of the stockholders and of the Board of Directors and shall record the proceedings of the stockholders and Directors in a book or books to be kept for that purpose; see that notices are given and records and reports properly kept and filed by the corporation as required by law; be the custodian of the seal of the corporation and attest or cause to be attested documents on behalf of the corporation under its seal; and in general, perform all duties incident to the office of Secretary and such other duties as may from time to time be assigned to him or her by the Board of Directors or President. The Secretary shall appoint one or more Assistant Secretaries with such powers and duties as the Board of Directors, the President or the Secretary shall from time to time determine.

          Section 3-g Treasurer. The Treasurer, or an Assistant Treasurer, shall have or provide for the custody of the funds and other property of the corporation and shall keep or cause to be kept full and accurate accounts of receipts and disbursements in books belonging to the corporation; collect and receive, or provide for the collection and receipt of, moneys earned by or in any manner due to or received by the corporation; deposit all funds in his or her custody as Treasurer in such banks or other places of deposit as may be designated from time to time by the Board of Directors or pursuant to its authority; whenever so required by the Board of Directors, render an account showing his or her transactions as Treasurer and the financial condition of the corporation; and, in general, discharge such other duties as may from time to time be assigned to him or her by the Board of Directors or the President. The Treasurer shall appoint one or more Assistant Treasurers with such powers and duties as the Board of Directors, the President or the Treasurer shall from time to time determine.

          Section 3-h Controller. The Controller, if one shall have been elected or appointed, shall have custody and charge of all books of account, except those required by the Treasurer in keeping records of the work of the Treasurer's office, and shall have supervision over subsidiary accounting records, wherever located. The Controller shall have access to all books of account, including the Treasurer's records, for purposes of audit and for obtaining information necessary to verify or complete the records of the Controller's office. Unless otherwise provided by the Board of Directors, the Controller shall certify to authorization and approvals pertaining to vouchers and shall perform such other duties as may be assigned by the Board of Directors or the President. With the approval of the President, the controller may designate one or more persons to perform all of the Controller's duties as may be found necessary to delegate in the ordinary course of the business or in the event of the absence or disability of the Controller.

          Section 3-i Delegation of Duties. The President may delegate duties to other officers, subordinate officers, employees or agents and may similarly provide for the re-delegation thereof.

          Section 3-j Voting of Stock. Unless otherwise provided by the Board of Directors, the President or the Treasurer shall have full power and authority, on behalf of the corporation to attend, and to act and vote, in person or by proxy, at any meeting of the stockholders of any company in which the corporation may hold stock, and at any such meeting shall possess and may

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exercise any and all of the rights and powers incident to the ownership of such stock which, as the owner thereof the corporation might have possessed and exercised if present. The Board of Directors may from time to time confer like powers upon any other person or persons.

          Section 3-k Endorsement of Securities for Transfer. The President and the Treasurer shall each have power to endorse and deliver for sale, assignment or transfer certificates of stock, bonds or other securities, registered in the name of or belonging to the corporation, whether issued by this corporation or by any other corporation, government, state or municipality or agency thereof.

                                   ARTICLE IV

                     CERTIFICATES FOR STOCK, TRANSFER, ETC.

          Section 4-a Issuance. Each stockholder shall be entitled to a certificate or certificates, under the seal of the corporation, showing the number of shares to which the stockholder is entitled. Such certificates shall be signed by the President and by the Treasurer or an Assistant Treasurer.

          Section 4-b Transfer. Stock shall be transferable on the books of the corporation only by the holder thereof in person, or by attorney, upon surrender of the outstanding certificate; provided, however, that in the case of a lost, stolen or destroyed certificate, a new certificate may be issued in place thereof upon such terms as the Board of Directors may prescribe.

          Section 4-c Record Holder of Shares; Record Date. The corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends and to vote as such owner and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person except as otherwise provided by law. In order that the corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders, to receive any dividend or other distribution, or to exercise any other right to which a stockholder is entitled, the Board of Directors may fix in advance a record date in accordance with the provisions specified by statute. If no record date is fixed, then the record date shall be determined in accordance with the applicable statutory provisions.

                                    ARTICLE V

                INDEMNIFICATION OF DIRECTORS, OFFICERS AND OTHER
                           AUTHORIZED REPRESENTATIVES

          Section 5-a Indemnification of Authorized Representatives in Third Party Proceedings. The corporation shall indemnify any person who was or is an "authorized representative" of the corporation (which shall mean for purposes of this Article a director or officer of the corporation) and who was or is a party or is threatened to be made a party to any "third party proceeding" (which shall include for purposes of this Article any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, other that an action by or in the right of the corporation) by reason of the fact that such person was or is an authorized representative of the corporation, against expenditures (which shall include for purposes of this Article attorneys fees), judgments, penalties, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such third party proceeding if such person acted in good faith and in a manner such person reasonably believed to be in, or not opposed to, the best interests

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of the corporation and, with respect to any criminal third party proceeding
(including any action or investigation which could or does lead to a criminal third party proceeding), had no reasonable cause to believe such conduct was unlawful. The termination of any third party proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent shall not of itself create a presumption that the authorized representative (i) did not act in good faith and in a manner which such person reasonably believed to be in, or not opposed to, the best interests of the corporation, or (ii) with respect to any criminal third party proceeding, had reasonable cause to believe that such conduct was unlawful.

          Section 5-b Indemnification of Authorized Representatives in Corporate Proceedings. The corporation shall indemnify any person who was or is an authorized representative of the corporation and who was or is a party or is threatened to be made a party to any "corporate proceeding" (which shall include for purposes of this Article any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor and any investigative proceeding by the corporation) by reason of the fact that such person was or is an authorized representative of the corporation, against expenses actually and reasonably incurred by such person in connection with the defense or settlement of such corporate action if such person acted in good faith and in a manner reasonably believed to be in, or not opposed to, the best interests of the corporation, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of such person's duty to the corporation unless and only to the extent that the Court of Chancery or the court in which such corporate proceedings was pending shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such authorized representative is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

          Section 5-c Mandatory Indemnification of Authorized Representatives. To the extent that an authorized representative of the corporation has been successful on the merits or otherwise in defense of any third party or corporate proceeding or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses actually and reasonably incurred by such person in connection therewith.

          Section 5-d Determination of Entitlement to Indemnification. Any indemnification under Section 5-a, 5-b, or 5-c hereof (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the authorized representative is proper in the circumstances because such person has either met the applicable standard of conduct set forth in Section 5-a or 5-b or has been successful on the merits or otherwise as set forth in Section 5-c and that the amount requested has been actually and reasonably incurred. Such determination shall be made:

          (1) By the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to such third party or corporate proceeding, or

          (2) If such quorum is not obtainable or, even if obtainable, a majority vote of such a quorum so directs, by independent legal counsel in a written opinion, or

          (3) By the stockholders.

          Section 5-e Advancing Expenses. Expenses actually and reasonably incurred in defending a third party or corporate proceeding shall be paid on behalf of an authorized representative by the corporation in advance of the final disposition of such third party or corporate proceeding and within 30 days of receipt by the Secretary of the corporation of (i) an application from such authorized representative setting forth the basis for such application, and (ii)

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if required by law at the time such application is made, and undertaking by or on behalf of the authorized representative to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the corporation under this Article. The financial ability of such authorized representative to make such repayment shall not be a prerequisite to the making of an advance.

          Section 5-f Employee Benefit Plans. For purposes of this Article, references to "other enterprises" shall include employee benefit plans; references to "fines" shall include any excise taxes assessed on a person with respect to an employee benefit plan; and references to "serving at the request of the corporation" shall include any service as director, officer, employee or agent of the corporation which imposes duties on, or involves services by, such director, officer, employee, or agent with respect to an employee benefit plan, its participants, or beneficiaries; and a person who acted in good faith and in a manner he or she reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interests of the corporation" as referred to in this Article.

          Section 5-g Scope of Article. The indemnification and advancement of expenses provided by or granted pursuant to this Article shall (i) not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any statute, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in an official capacity and as to action in another capacity while holding such office, (ii) unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be an authorized representative and (iii) inure to the benefit of the heirs, executors and administrators of such a person.

          Section 5-h Reliance on Provisions. Each person who shall act as an authorized representative of the corporation shall be deemed to be doing so in reliance upon the rights of indemnification and advancement of expenses provided by this Article.

          Section 5-i Insurance. The corporation may purchase and maintain insurance on behalf of any person who is or was an authorized representative against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person's status as such, whether or not the corporation would have the power to indemnify such person against such liability under the provisions of this Article or otherwise.

                                   ARTICLE VI

                                  MISCELLANEOUS

          Section 6-a Waiver of Notice. Except as otherwise provided by law or the Certificate of Incorporation, any notice required to be given under the provisions of the By-Laws, or otherwise, may be waived in writing by the stockholder, director or officer to whom such notice is required to be given, either before or after the meeting or action of which notice is waived. Attendance of any stockholder, in person or by proxy, and of any director or officer at any meeting shall constitute a waiver of notice of such meeting except where a person entitled to notice attends the meeting for the express purpose of objecting to the transaction of any business because the meeting was not lawfully called or convened. A stockholder or director who signs a written consent, in lieu of a meeting, as provided for in these By-Laws, shall be deemed to have waived any notice of such meeting.

          Section 6-b Checks, Notes, Etc. All checks, notes and evidences of indebtedness of the corporation shall be signed by such person or persons as the Board of Directors may from time to time designate or the Board may adopt a single symbol to be affixed to such documents. In either case, the signature of

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such person or persons, or a symbol, if such is adopted, and any facsimile or facsimiles thereof, shall be an "authorized signature" of the corporation and shall be affixed to such checks, notes, and evidences of indebtedness in such manner, and by such persons, as the Board of Directors shall authorize.

          Section 6-c Corporate Seal. The Corporate seal shall have inscribed thereon the name of the corporation, with such device or devices as the Board of Directors may determine. The seal may be used by causing it or a facsimile thereof to be impressed or affixed in any other manner reproduced.

          Section 6-d Amendment of By-Laws. The By-Laws may be adopted, amended or repealed by the Board of Directors at any meeting, except that
Section 2-a, above, shall be amended or repealed only by the stockholders.

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